SECURITIES AND EXCHANGE COMMISSION

	Washington, D. C. 20549




	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15 (d) of
	the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported)  December 20, 1996

	HORMEL FOODS CORPORATION
	(Exact name of registrant as specified in its charter)

	DELAWARE
	(State or other jurisdiction of incorporation)



         1-2402         	            41-0319970
(Commission File Number)	(IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)	(Zip Code)



Registrant's telephone number, including area code: (507) 437-5737


`
Pages: This report contains four (4) pages numbered sequentially from this cover page.















Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

December 20, 1996

The Company announced the purchase of a 21.4 percent minority interest in Spanish company Campofrio Alimentacion, S.A., headquartered in Madrid, Spain. The $64,300,000 investment is the Company's largest overseas investment to date. The full text of the announcement follows:

FOR RELEASE UPON RECEIPT:

HORMEL FOODS CORPORATION PURCHASES
STAKE IN CAMPOFRIO ALIMENTACION, S.A.

Investment provides important international strategic alliance for Hormel Foods and Campofrio.

     "AUSTIN, MINN., December 22, 1996--Hormel Foods Corporation today announced the purchase of a 21.4 percent minority interest in Spanish company Campofrio Alimentacion, S.A., headquartered in Madrid. Campofrio is a leading international foods company with annual sales approximating $650 million. this $64.3 million investment is Hormel Foods largest overseas investment to date and augments a series of international partnerships and acquisitions.

     During the last several years, both Hormel Foods and Campofrio have aggressively expanded their international focus. Pedro Ballve, Campofrio's chairman, noted his company's strength not only in Spain, but also in Russia and Latin America which complements Hormel Foods growing strength in Asia. "Campofrio views two companies," said Ballve. "We are extremely pleased to have found a U.S. partner of such strategic importance to us."

     The alliance is expected to provide each company with synergies in introducing and expanding product distribution and brand penetration outside its home market. It also provides Hormel Foods a strong partner with whom to introduce products and strengthen its U.S. brands in Europe while providing Campofrio with improved access to United States consumers. Campofrio's presence in Russia complements Hormel Foods growth initiatives in Eastern Europe and China.

     "This venture brings together two successful and visionary international food companies," said Joel W. Johnson, Hormel Foods chairman of the board, president and chief executive officer. "We are very pleased to be allied as a shareholder with Campofrio, a premier food company in Spain, which has significant international market presence and capabilities and shares our business philosophy of providing consumers with high-quality differentiated products. We look forward both to expanding Hormel Foods products and brands into new markets with Campofrio's involvement and, in turn, helping Campofrio offer consumers in the U.S. and elsewhere a wider variety of its products."



     In addition to owning plants in Spain, Campofrio participates through subsidiaries in operating food processing plants in Russia, the Dominican Republic, Argentina, and the Philippines. Campofrio has more than 1,500 employees worldwide and distributes products extensively in Europe, South America and the Caribbean.

     Campofrio markets quality ham, franks, sausage and turkey products under the slogan "Vita Sana" (Healthy Life),.and has recently introduced a SANISSIMO line of healthy meat products which are not only low in fat, sodium and cholesterol but also provide added fiber-enriched benefits. The SANISSIMO line targets active people pursuing a healthy lifestyle.

     Hormel Foods Corporation, headquartered in Austin, Minn., is a multinational food products company manufacturing a wide variety of refrigerated and shelf stable meat food products and other food products with exports to 50 countries and subsidiaries, minority interests, or licenses in eight countries across the world."










	SIGNATURE



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




	HORMEL FOODS CORPORATION
	(Registrant)




	By   \s\ D. J. Hodapp
	D. J. HODAPP
	Executive Vice President
	and Chief Financial Officer







Dated:   December 20, 1996